 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 16, 2021

HYRECAR INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38561	47-2480487
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 South Grand Avenue, Suite 1650 Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

(888) 688-6769

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HYRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 16, 2021, HyreCar Inc. (the “Company”) issued a press release announcing the closing of its previously announced underwritten public offering (the “Offering”) of shares of its common stock, par value $0.00001 (the “Common Stock”). In the Offering, the Company sold an aggregate of 2.53 million shares of Common Stock, including 330,000 shares sold upon the full exercise by the underwriters of their over-allotment option, at a price to the public of $11.75 per share. A copy of the press release announcing is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release of HyreCar Inc., dated February 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyreCar Inc.

Date: February 16, 2021	/s/ Joseph Furnari
	By:	Joseph Furnari
Chief Executive Officer